EXHIBIT 10.6

                        CARRIER SERVICE AGREEMENT

     This CARRIER SERVICE AGREEMENT (the "Agreement"), dated as of Oct. 8, 1999, by and between NetVoice Tech, a Nevada corporation ("Company"), located at 13747 Montfort Dr., Suite 250, Dallas, TX 75240 and IDT Corporation, a Delaware corporation ("Customer"), located at 190 Main Street, Hackinsack, New Jersey, 07601, sets forth the terms and conditions upon which Company shall provide and Customer shall purchase the wholesale telecommunications services set forth below. In consideration of the mutual covenants contained in this Agreement and intending to be legally bound, the parties (individually "Party" and collectively the "Parties") agree as follows:

                                ARTICLE 1
                          PROVISION OF SERVICES

1.1 PURCHASE AND SALE OF SERVICES Company agrees to provide wholesale telecommunication services (the "Services") at the rate set forth in the attached exhibit(s) (the "Exhibits") and more fully described herein. Customer will deliver its calls or other enhanced services to Company's switching site(s) at its own expense. Customer will interconnect with Company via dedicated 1.544 megabyte circuits ("DS1") at Company's switching site(s). All rates set forth in the Exhibits are for services offered free on board ("f.o.b.") the designated switching site(s) set forth therein, and include the cost to terminate the calls or other services on their destination, unless otherwise stipulated or specified. Company reserves the right to adjust its rates and charges upon thirty
(30) days prior written notice to Customer. Customer shall have the right to terminate this Agreement upon receipt of such notice without further obligation or penalty. International rates are determined on a per country basis as set forth in the Exhibits attached hereto. International rates are shown in terms of full minutes and are billed in six (6) second increments after the initial thirty (30) second call duration with the exception of calls to Mexico which are billed in sixty
(60) second increments with a minimum call duration of sixty (60) seconds. Availability of Services is dependent upon the availability of ________ within each country. Company may offer rate decreases or additional services effective immediately upon written notice to Customer.

1.2 SYSTEM MAINTENANCE Company will use its best efforts to ensure that all systems utilized hereunder will be maintained in accordance with industry standards. In the event that system maintenance requires the interruption of Service, Company shall notify Customer of such interruption in Service at least forty-eight (48) hours in advance of such interruption and Company shall use its best efforts to repair the system and rectify the problem within a reasonable period of time. Customer reserves the right to terminate this Agreement in its sole discretion if quality of service falls below industry standards.

1.3 LICENSES Each Party is responsible for obtaining and maintaining, at its own cost, all licenses, approvals and other authorizations necessary or appropriate for the provision and/or resale of Services.

                               ARTICLE II
                              PAYMENT TERMS

2.1 SERVICES Company shall invoice Customer for all charges for Services on a weekly basis every Monday. All undisputed amounts stated on each invoice will be due within three (3) business days of receipt of the invoice (the "Due Date") via wire transfer. All payments under this Agreement will be made in U.S. dollars via wire transfer. In no event shall the liability of Customer exceed the undisputed amount payable hereunder for Services rendered.

2.2 TAXES All Services under this Agreement are provided exclusive of any applicable federal, state, local, or foreign taxes, duties, or charges imposed by any governmental authority.

2.3 DISPUTED CHARGES All undisputed amounts must be paid in full by the Due Date. In the event Customer disputes any amount stated on an invoice, Customer shall notify Company in writing of such

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dispute within forty five (45) days of receipt of the applicable invoice and shall provide Company with such documentation as may be reasonably required to receive the dispute. Customer and Company will exercise reasonable, good faith efforts to resolve the disputed charges within forth five (45) days of receipt of Customer's written notice of the dispute. In the event the parties are unable to resolve the dispute within such time, the matter shall be escalated to senior executives and/or counsel authorized to settle such matters. If the dispute is not resolved within forty-five (45) days from the date of escalation, the parties are entitled to their remedies at law.

2.4 LATE FEES Any payments not received by the Due Date will bear interest at a rate of one percent (1%) per month from the Due Date until paid in full.

                               ARTICLE III
                          TERM AND TERMINATION

3.1 TERM This Agreement will commence on the date first written above and will continue for a period of one (1) year (the "Initial Term"). This Agreement shall automatically continue beyond the Initial Term on a month-to-month basis unless terminated by either Party upon thirty (30) days prior written notice.

3.2 TERMINATION This Agreement will terminate prior to the expiration of the then-current term upon the happening of any of the following events:

     3.2.1 A material breach of this written Agreement by either Party and the breaching Party fails to cure the breach within thirty (30) calendar days after written notice of the breach from the non-breaching Party, unless a breach under 2.1 in which Company may terminate upon three (3) days written notice.

     3.2.2 Either Party voluntarily files a bankruptcy petition, or if such Party makes an assignment for the benefit of creditors, or consents to or acquires in the appointment of a trustee, receiver, or liquidator of it or of all or any substantial part of its assets and properties, or takes or suffers similar action in consequence of indebtedness.

     3.2.3 A petition in bankruptcy is filed against either Party or, without the Party's consent or acquiescence, a trustee, receiver or liquidator of it or of all or any substantial part of its assets and properties is appointed and such condition is not dismissed or vacated within thirty (30) days thereunder.

     3.2.4 If, in Customer's reasonable and sole discretion, the Services are not of a quality consistent with industry standards or if Company interrupts Service and fails to restore or maintain its network in accordance with paragraph 1.2 above.

                               ARTICLE IV
                             INDEMNIFICATION

4.1 INDEMNITY The Parties shall indemnify, defend, release and hold harmless such other and all of their officers, agents, directors, shareholders, subcontractors, subsidiaries, employees and other affiliates (collectively "Affiliates") from and against any action, claim, court cost, damage, demand, expense, liability, loss, penalty, proceeding, suit, cost or attorney's fees imposed upon either Party by reason of damages to property or bodily injuries, including death, as a result of an intentional or negligent act or omission on the part of either Party or any of its Affiliates in connection with the performance of this Agreement or other activities relating to the property and/or facilities which are the subject of this Agreement. The Parties hereby indemnify and hold harmless each other from any claims by any of its customers, and users or subscribers.

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                                ARTICLE V
                             CONFIDENTIALITY

5.1 CONFIDENTIALITY The Parties hereto hereby acknowledge that during the course of this Agreement, either Party may acquire information regarding the other or its affiliates, its business activities and operations or those of its customers and suppliers, and its trade secrets including without limitation its customer lists, prospective customers, rates, network, configuration, traffic volume, financial information, computer software, service, processors, methods, knowledge, research, development or other information of a confidential and proprietary nature (hereinafter "Confidential Information"). Each Party shall hold such information in strict confidence and shall not reveal the same, except for any information which is: (a) generally available to or known to the public; (b) known to such Party prior to the negotiations binding to this Agreement; (c)independently developed by such Party outside the scope of this Agreement; or (d) lawfully disclosed by or to a third party or tribunal. The recipient of the Confidential Information may disclose the Confidential Information pursuant to any judicial or governmental request, requirement or order provided, however, the recipient takes all reasonable steps to provide prompt and sufficient notice to the disclosing Party so that the disclosing Party may contest such request, requirement or order. The Confidential Information or each Party shall be safeguarded by the other to the same extent that it safeguards its own confidential materials or data relating to its own business.

                               ARTICLE VI
                              MISCELLANEOUS

6.1 USE OF NAME Each Party agrees that, without the other Party's written consent. It will not use the names, service marks or trademarks of the other Party or of any of its affiliated companies in any advertising, publicity releases or sales presentations. Each Party agrees it will not take any actions which will to any manner compromise the registered trademarks and/or service marks of the other Party or its affiliates.

6.2 LIMITATION OF LIABILITY COMPANY'S LIABILITY HEREUNDER IS LIMITED TO DIRECT DAMAGES ONLY. COMPANY WILL NOT BE RESPONSIBLE FOR CONSEQUENTIAL, INCIDENTAL, SPECIAL OR INDIRECT LOSS OR DAMAGE OF ANY KIND. COMPANY SHALL HAVE NO LIABILITY WHATSOEVER FOR ANY LOSS, COST OR EXPENSE ARISING FROM THE DELAY OF ANY TELEPHONE OPERATING COMPANY, LOCAL EXCHANGE CARRIER, OR ANY OTHER THIRD PARTY, ABSENT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF COMPANY.

6.3 FORCE MAJEURE Notwithstanding anything to the contrary herein, COMPANY shall not be liable to CUSTOMER or any other person or entity for damages, or deemed to be in breach of this Agreement, due to causes outside of COMPANY's reasonable control, including, without limitation, acts of God, fire, explosion, vandalism, storm or other natural occurrences; any law, order, regulation, direction, action or request of the United States government or of any government (including without limitation, state and local governments having jurisdiction over any of the parties) or of any department, agency, commission, court, bureau, corporation or other instrumentality of any one or more of such governance, or of any civil or military authority; national emergencies; ___________; riots; wars; strikes; lockouts; work stoppage or other such labor difficulties; or any act or omission of any other person or entity. If an event of force majeure continues for a period of thirty (30) days or more either party may terminate this Agreement.

6.4 TAX EXEMPTION CERTIFICATE Should CUSTOMER claim an exemption from any sales, use, or other tax, the CUSTOMER shall provide such exemption information to COMPANY upon reasonable request. It will be the responsibility of CUSTOMER to make sure that its proof of exemption remains current. In no event shall COMPANY be liable for any taxes due by CUSTOMER and CUSTOMER hereby indemnifies COMPANY against any such claims for taxes by any tax in authority or party acting on behalf of such taxing authority.

6.5 REGULATORY CHANGES In the event of any regulatory, judicial, or legislative body having jurisdiction over

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the way in which services referenced herein are provided, materially changes the scope, terms, or operating conditions of this agreement, either company may terminate this agreement in its sole election without penalty.


6.6 INDEPENDENT CONTRACTORS It is expressly understood that the Parties hereto are acting hereunder as independent contractors and under no circumstances shall any of the employees of one Party be deemed to be employees of the other for any purpose. This Agreement shall not be construed as authority for either Party to act on behalf of the other in any agency or other capacity or to make commitments of any kind for the account of or on behalf of the other Party except to the extent and for the purposes expressly provided for and set forth herein.

6.7 WAIVER The failure of either Party to give notice of default or to enforce compliance with any of the terms or conditions of this Agreement, the waiver of any term or condition of this Agreement, or the granting of an extension of time for performance, will not constitute a permanent waiver of any term or condition of this Agreement, and this Agreement and each of its provisions will remain at all times in full force and effect until modified by both Parties in writing.

6.8 AMENDMENTS AND MODIFICATIONS This Agreement shall not be valid until signed and adopted by a signatory duly authorized to legally bind the Parties hereto. No change, amendment, modification, termination or attempted waiver of any of the provisions set forth herein in shall be binding unless made in writing and signed by a duly authorized representative of both Parties hereto, and no representation, promise, inducement or statement of intention has been made by either Party which is not embodied herein.

6.9 ASSIGNMENT Neither Party will assign this Agreement or any rights under this Agreement without the prior written consent of the other Party, which consent will not be unreasonably denied or withheld, except that each Party may assign or transfer this Agreement, in whole or in part, to any of its affiliates or to any wholly owned subsidiary without the consent of the other Party. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors or assigns.

6.10 NOTICES Any notices, approval, request, authorization, direction or other communication under this Agreement will be given in writing and will be deemed to have been delivered and given for all purposes upon receipt only when mailed first class mail or by nationally recognized overnight courier service, duly addressed and with proper postage, to he address set forth below or such other address as may be provided by the other Party in writing for the purpose of receiving such notice. Either Party may change its address specified above by giving the other Party notice of such change in accordance with this paragraph. All notices required under this Agreement shall be addressed as follows:

If to Company:      NetVoice Technologies, Inc.
                    --------------------------------
                    13747 Montfort Drive
                    --------------------------------
                    Suite 250
                    --------------------------------
                    Dallas, TX 75240
                    --------------------------------
                    Attn: Garth Cook
                    --------------------------------

If to Customer:     IDT Corporation
                    190 State Street
                    Hackensack, NJ 07601
                    Attention: Mr. Geoffrey _________________ with a copy to the General Counsel of Company at the same address above

6.11 JURISDICTION This Agreement and the relationship between the Parties hereto will be governed by the laws of the State of New Jersey. Both Parties consent to said jurisdiction and venue in the courts of New Jersey.

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6.12 SEVERABILITY  In the event a court of competent jurisdiction determines that any part or provision of this Agreement is invalid or unenforceable, such determination shall not affect the validity or enforceability of any other part or provision of this Agreement.

6.13 HEADINGS The article and paragraph headings used herein are for reference purpose only, and shall not in any way affect the meaning or interpretation of this Agreement and the terms and provisions herein.

6.14 COUNTERPARTS This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together will constitute one and the same instrument.

6.15 NON-EXCLUSIVITY Nothing in this Agreement will prevent Company or Customer from entering into similar arrangements with any other person or entity.

6.16 ENTIRE AGREEMENT This Agreement, including any exhibits attached hereto, sets forth the entire agreement and understanding of the Parties hereto and supersedes and ______ any and all prior proposals, negotiations, representations, agreements, arrangements or understandings, both oral and written, relating to the subject matter hereof. The Parties hereto have not relied on any proposal, negotiation or representation, whether written or oral, that is not expressly set forth herein.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

Company                            Customer


/s/ GARTH COOK                     /s/ GEOFFREY _______
-----------------------------      ----------------------------
By: Garth Cook                     By: Geoffrey _______
Title: CFO                         Title: Senior Vice President - Telecom









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